NAME OF REGISTRANT:
Franklin High Income Trust
File No. 811-01608

EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders

Franklin High Income Trust
Meeting of Shareholders, March 21, 2007
Franklin High Income Fund

A Special Meeting of Shareholders of the Trust was held at the Trust's offices, One Franklin Parkway,
San Mateo, California on March 21, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-Proposals:
To approve an Amended and Restated
Agreement and Declaration of Trust; to approve amendments to certain of the Franklin High Income
Fund's (the "Fund") fundamental investment restrictions (including eight (8) Sub-Proposals); and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust:
Harris J. Ashton, Robert F. Carlson, Sam L. Ginn, Edith E. Holiday, Frank W.T. LaHaye, Frank A.
Olson, Larry D. Thompson, and John B. Wilson. Charles B. Johnson and Rupert H. Johnson, Jr. were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Amended and Restated Agreement and Declaration of Trust, amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals), and the elimination of certain of the Fund's fundamental investment restrictions. No other business was transacted at the meeting.

The results of the voting at the meeting are as follows:

Proposal 2. To approve an Amended and Restated Agreement and
Declaration of Trust:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . . 610,101,707.956 46.008%
69.802%
Against . . . . . . . . . . . . . . 15,196,451.477 1.146% 1.739%
Abstain . . . . . . . . . . . . . . 34,352,494.819 2.590% 3.930%
Broker Non-votes . . . . . . . 214,393,065.000 16.168% 24.529%
Total . . . . . . . . . . . . . . . . 874,043,719.252 65.912%
100.000%

Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions
(includes several Sub-Proposals):
(a) To amend the Fund's fundamental investment restriction
regarding borrowing:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . . 595,250,569.652 44.888%
68.103%
Against . . . . . . . . . . . . . . 26,648,078.361 2.010% 3.049%
Abstain . . . . . . . . . . . . . . 37,752,006.239 2.846% 4.319%
Broker Non-votes . . . . . . . 214,393,065.000 16.168% 24.529%
Total . . . . . . . . . . . . . . . . 874,043,719.252 65.912%
100.000%
(b) To amend the Fund's fundamental investment restriction
regarding underwriting:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . . 599,433,619.274 45.203%
68.582%
Against . . . . . . . . . . . . . . 22,357,195.508 1.686% 2.558%
Abstain . . . . . . . . . . . . . . 37,859,839.470 2.855% 4.331%
Broker Non-votes . . . . . . . 214,393,065.000 16.168% 24.529%
Total . . . . . . . . . . . . . . . . 874,043,719.252 65.912%
100.000%
(c) To amend the Fund's fundamental investment restriction
regarding lending:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . . 597,068,042.284 45.025%
68.311%
Against . . . . . . . . . . . . . . 25,037,737.965 1.888% 2.865%
Abstain . . . . . . . . . . . . . . 37,544,874.003 2.831% 4.295%
Broker Non-votes . . . . . . . 214,393,065.000 16.168% 24.529%
Total . . . . . . . . . . . . . . . . 874,043,719.252 65.912%
100.000%
(d) To amend the Fund's fundamental investment restriction
regarding investments
in real estate:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . . 600,747,924.063 45.303%
68.732%
Against . . . . . . . . . . . . . . 22,494,549.282 1.696% 2.574%
Abstain . . . . . . . . . . . . . . 36,408,180.907 2.745% 4.165%
Broker Non-votes . . . . . . . 214,393,065.000 16.168% 24.529%
Total . . . . . . . . . . . . . . . . 874,043,719.252 65.912%
100.000%

(e) To amend the Fund's fundamental investment restriction
regarding investments
in commodities:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . . 595,988,389.442 44.944%
68.187%
Against . . . . . . . . . . . . . . 25,868,012.159 1.950% 2.960%
Abstain . . . . . . . . . . . . . . 37,794,252.651 2.850% 4.324%
Broker Non-votes . . . . . . . 214,393,065.000 16.168% 24.529%
Total . . . . . . . . . . . . . . . . 874,043,719.252 65.912%
100.000%
(f) To amend the Fund's fundamental investment restriction
regarding issuing
senior securities:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . . 598,415,678.361 45.127%
68.465%
Against . . . . . . . . . . . . . . 23,718,817.501 1.788% 2.714%
Abstain . . . . . . . . . . . . . . 37,516,158.390 2.829% 4.292%
Broker Non-votes . . . . . . . 214,393,065.000 16.168% 24.529%
Total . . . . . . . . . . . . . . . . 874,043,719.252 65.912%
100.000%

(g) To amend the Fund's fundamental investment restriction
regarding industry
concentration:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . . 599,393,287.812 45.200%
68.577%
Against . . . . . . . . . . . . . . 22,319,761.890 1.684% 2.554%
Abstain . . . . . . . . . . . . . . 37,937,604.550 2.860% 4.340%
Broker Non-votes . . . . . . . 214,393,065.000 16.168% 24.529%
Total . . . . . . . . . . . . . . . . 874,043,719.252 65.912%
100.000%

(h) To amend the Fund's fundamental investment restriction regarding diversification of investments:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . . 606,047,534.995 45.702%
69.338%
Against . . . . . . . . . . . . . . 18,298,541.262 1.380% 2.094%
Abstain . . . . . . . . . . . . . . 35,304,577.995 2.662% 4.039%
Broker Non-votes . . . . . . . 214,393,065.000 16.168% 24.529%
Total . . . . . . . . . . . . . . . . 874,043,719.252 65.912%
100.000%
Proposal 4. To approve the elimination of certain of the Fund's fundamental
investment restrictions:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . . 593,066,423.435 44.723%
67.853%
Against . . . . . . . . . . . . . . 28,363,208.542 2.139% 3.245%
Abstain . . . . . . . . . . . . . . 38,221,022.275 2.882% 4.373%
Broker Non-votes . . . . . . . 214,393,065.000 16.168% 24.529%
Total . . . . . . . . . . . . . . . . 874,043,719.252 65.912%
100.000%